                                                                     Exhibit 4.2



                  FOURTH AMENDMENT, dated as of October 4, 2000 (this "Amendment"), to the Amended and Restated Credit Agreement, dated as of July 21, 1995, as amended by the First Amendment thereto, dated as of May 28, 1997, the Second Amendment thereto, dated as of June 3, 1999 and the Third Amendment thereto, dated as of June 1, 2000 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among YORK INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), the several banks and other financial institutions from time to time parties thereto (collectively, the "Banks"; individually a "Bank") and CANADIAN IMPERIAL BANK OF COMMERCE, acting through its New York Agency, as agent for the Banks thereunder (in such capacity, the "Agent").

                              W I T N E S S E T H :


                  WHEREAS, the Company, the Banks and the Agent are parties to the Credit Agreement;

                  WHEREAS, the Company, the Agent and the Banks desire to amend the Credit Agreement in the manner provided for herein;

                  NOW THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

                  1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein as defined terms are so used as so defined. Unless otherwise indicated, all Section, subsection and Schedule references are to the Credit Agreement.

                  2. Amendments to Subsection 1.1. (a) Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Consolidated EBIT" contained therein in its entirety and inserting in lieu thereof the following definition:

                  "Consolidated EBIT": for any period, Consolidated Net Income for such period (excluding, however, (a) any gains from the sale or other disposition of assets (other than sales of inventory in the ordinary course of business), (b) the effect of non-recurring restructuring charges in an amount not to exceed $50,000,000 incurred prior to December 31, 1999 in connection with the acquisition by the Company of Sabroe Refrigeration A/S and the integration of the operations of Sabroe Refrigeration A/S with those of the Company and its Subsidiaries, (c) any non-recurring charges incurred prior to July 1, 2001, in an aggregate amount not to exceed $110,000,000 in connection with the profit enhancement initiatives announced in the Company's earnings release for the third fiscal quarter of 2000, and
         (d) any other extraordinary or non-recurring gains), before deduction for income taxes and Consolidated Interest Expense, determined in accordance with GAAP.



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                                                                               2

                  (b) Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Consolidated Net Worth" contained therein in its entirety and inserting in lieu thereof the following definition:

                  "Consolidated Net Worth": at any particular date, all amounts which, in accordance with GAAP, would be included under stockholders' equity on a consolidated balance sheet of the Company and its Subsidiaries at such date, adjusted to exclude therefrom any effects on stockholders' equity resulting from any non-recurring charges incurred prior to July 1, 2001, in an aggregate amount not to exceed $110,000,000 in connection with the profit enhancement initiatives announced in the Company's earnings release for the third fiscal quarter of 2000.

                  3. Representations and Warranties. On and as of the date hereof and after giving effect to this Amendment and the transactions contemplated hereby, the Company hereby confirms, reaffirms and restates the representations and warranties set forth in Section 4 of the Credit Agreement, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Company hereby confirms, reaffirms and restates such representations and warranties as of such earlier date, provided that the references to the Credit Agreement in such representations and warranties shall be deemed to refer to the Credit Agreement as in effect prior to the date hereof and as amended pursuant to this Amendment.

                  4. Effectiveness. This Amendment shall become effective upon satisfaction of each of the following conditions:

                  (a) receipt by the Agent of counterparts of this Amendment duly executed and delivered by the Company and the Required Banks; and

                  (b) the Second Amendment, dated as of the date hereof, to that certain 364-Day Revolving Credit Agreement dated as of June 3, 1999 and amended by the First Amendment thereto, dated as of June 1, 2000, among the Company, the Agent, as Administrative Agent thereunder, and the several lenders party thereto shall have become effective, or the Agent shall be reasonably satisfied that such effectiveness shall occur concurrently with the effectiveness of this Amendment.

                  5. Continuing Effect; No Other Amendments. Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific sections of the Credit Agreement specified herein and shall not constitute amendments of, or an indication of the Agent's or the Banks' willingness to amend, any other provisions of the Credit Agreement or the same sections for any other date or time period (whether or not such other provisions or compliance with such sections for another date or time period are affected by the circumstances addressed in this Amendment).

                  6. Expenses. The Company agrees to pay and reimburse the Agent for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.



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                                                                               3


                  7. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Company and the Agent.

                  8. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                         YORK INTERNATIONAL CORPORATION

                                         By:
                                            --------------------------------
                                            Title:


                                         CANADIAN IMPERIAL BANK OF COMMERCE,
                                          NEW YORK AGENCY, as Agent

                                         By:
                                            --------------------------------
                                            Title:


                                         CIBC, INC.


                                         By:
                                            --------------------------------
                                            Title:


                                         BANCA COMMERCIALE ITALIANA,
                                          NEW YORK BRANCH


                                         By:
                                            --------------------------------
                                            Title:


                                         By:
                                            --------------------------------
                                            Title:


                                         BANK OF AMERICA, N.A.


                                         By:
                                            --------------------------------
                                            Title:

                                         THE CHASE MANHATTAN BANK

                                         By:
                                            --------------------------------
                                            Title:


                                         CITIBANK, N.A.


                                         By:
                                            --------------------------------
                                            Title:


                                         COMMERZBANK AKTIENGESELLSCHAFT, NEW
                                           YORK AND GRAND CAYMAN BRANCHES


                                         By:
                                            --------------------------------
                                            Title:


                                         By:
                                            --------------------------------
                                            Title:


                                         FIRST UNION NATIONAL BANK

                                         By:
                                            --------------------------------
                                            Title:


                                         BANK AUSTRIA CREDITANSTALT

                                         By:
                                            --------------------------------
                                            Title:


                                         CREDIT SUISSE FIRST BOSTON
                                          (formerly known as Credit Suisse)


                                         By:
                                            --------------------------------
                                            Title:


                                         By:
                                            --------------------------------
                                            Title:

                                         FLEET NATIONAL BANK


                                         By:
                                            --------------------------------
                                            Title:


                                         ALLFIRST BANK


                                         By:
                                            --------------------------------
                                            Title:


                                         HSBC BANK USA



                                         By:
                                            --------------------------------
                                            Title:


                                         MORGAN GUARANTY TRUST COMPANY OF
                                          NEW YORK


                                         By:
                                            --------------------------------
                                            Title:


                                         NATIONAL WESTMINSTER BANK PLC

                                         By:
                                            --------------------------------
                                            Title:


                                         NATIONAL WESTMINSTER BANK PLC
                                          NASSAU BRANCH

                                         By:
                                            --------------------------------
                                            Title:


                                         PNC BANK, NATIONAL ASSOCIATION

                                         By:
                                            --------------------------------
                                            Title:

                                         WESTPAC BANKING CORPORATION

                                         By:
                                            --------------------------------
                                            Title:


                                         ING BANK NV


                                         By:
                                            --------------------------------
                                            Title: